CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated May 30, 2013, relating to the financial statements which appear in the March 31, 2013 Annual Report to Members of Grosvenor Registered Multi-Strategy Master Fund, LLC, which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

November 11, 2013